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                                                                    EXHIBIT 4(l)



   TERMS OF THE ___% CONVERTIBLE MONTHLY INCOME PREFERRED SECURITIES, SERIES A



                            DATED AS OF MAY ___, 1995



                      WRITTEN ACTION OF THE MANAGING MEMBER
                    PURSUANT TO SECTION 7.1(B) OF THE AMENDED
                AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
                      OF AMERICAN GENERAL DELAWARE, L.L.C.



         The undersigned Managing Member of American General Delaware, L.L.C., a Delaware limited liability company (the "Company"), pursuant to Section 7.1(b) of the Amended and Restated Limited Liability Company Agreement of the Company (the "Agreement") dated as of May 24, 1995 by and among American General Corporation ("American General"), the Managing Member and the Persons who become Members of the Company in accordance with the provisions thereof, does hereby authorize the issue of, and establish the relative rights, powers, preferences, limitations and restrictions of, a series of Preferred Securities as follows:


         1. Definitions. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for therein. The following additional terms have the respective meanings specified below:

                 "Additional Dividends" means the amount of dividends that is payable by the Company on any dividend arrearages in respect of the Series A Preferred Securities at the rate of ___% per annum compounded monthly.

                 "American General Common Stock" means the Common Stock, par value $.50 per share, of American General. However, subject to the anti-dilution provisions of the Series A Debentures, shares of American General Common Stock issuable on conversion of Series A Debentures or upon exchange of the American General Preferred Stock shall include only shares of the class designated as Common Stock of American General on the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference as to the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of American General and which are not subject to redemption by American General; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassification bears to the total number of shares of all such classes resulting from all such reclassification.

                 "American General Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, par value $1.50 per share, of American General with such terms and provisions as set forth in the Restated Articles of Incorporation, as amended, and in the applicable Statement of Resolution Establishing a Series of Shares.


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                 "Book-Entry Interest" means a beneficial interest in the global certificates representing Series A Preferred Securities, ownership and transfers of which shall be made through the book-entry system of a Clearing Agency as described in Section 12.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                 "Clearing Agency" means an organization registered as a "Clearing Agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, that is acting as depositary for the Series A Preferred Securities and in whose name (or nominee's name) shall be registered one or more global certificates representing Series A Preferred Securities and which shall undertake to effect book-entry transfers and pledges of interests in the Series A Preferred Securities.

                 "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of interests in securities deposited with the Clearing Agency.

                 "Conversion Agent" has the meaning set forth in Section 8(c) hereof.

                 "Conversion Date" has the meaning set forth in Section 8(b) hereof.

                 "Conversion Expiration Date" has the meaning set forth in
Section 8(d)(ii) hereof.

                 "Conversion Price" has the meaning set forth in Section 8(a) hereof.

                 "Current Market Price" of shares of American General Common Stock for any day means the reported last sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if the American General Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the American General Common Stock is listed or admitted to trading, or if the American General Common Stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the American General Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the American General Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the American General Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of American General for that purpose or, if

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not so available in such manner, as otherwise determined in good faith by such
Board of Directors.

                 "Dividend Payment Date" has the meaning set forth in Section 4(b) hereof.

                 "Exchange Election" has the meaning set forth in Section 9(c) hereof.

                 "Exchange Event" has the meaning set forth in Section 9(b) hereof.


                 "Exchange Price" means one share of American General Preferred Stock for each $50.00 principal amount of Series A Debentures.



                 "Guarantee" means the Guarantee Agreement dated as of May 24, 1995, executed and delivered by American General for the benefit of the holders from time to time of the Series A Preferred Securities and other Preferred Securities of the Company, as amended from time to time.

                 "Holders" means the registered holders of the Series A Preferred Securities as they appear on the books and records of the Company.


                 "Investment Company Event" means that a change in any applicable United States law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or a change in the official position or the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known) shall have occurred after May ___, 1995, and that the Company or American General shall have received an opinion of nationally recognized independent legal counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that, as a result of such change, there exists more than an insubstantial risk that the Company is or will be considered an "investment company" which is required to be registered under the 1940 Act.


                 "Liquidation Distribution" has the meaning set forth in Section 7 hereof.

                 "Notice of Conversion" has the meaning set forth in Section 8(b) hereof.

                 "Notice of Conversion Expiration" has the meaning set forth in
Section 8(d)(iii) hereof.

                 "Notice of Exchange" has the meaning set forth in Section 6(a) hereof.

                 "Notice of Exchange Election" has the meaning set forth in
Section 9(a) hereof.

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                 "Notice of Redemption" has the meaning set forth in Section
6(a) hereof.

                 "NYSE" means the New York Stock Exchange, Inc.

                 "Press Release" has the meaning set forth in Section 8(d)(ii) hereof.

                 "Redemption Price" has the meaning set forth in Section 5(a) hereof.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Series A Debentures" means the $__________ aggregate principal amount (or up to $___________ aggregate principal amount if and to the extent the over-allotment option granted by the Company to the underwriters of the Series A Preferred Securities is exercised) of American General's ___% Series A Convertible Junior Subordinated Debentures due 2025 issued pursuant to the Indenture and sold by American General to the Company in connection with the issuance and sale by the Company of the Series A Preferred Securities.

                 "Series A Preferred Securities" has the meaning set forth in
Section 2 hereof.

                 "Tax Event" means that a change in any applicable United States law or regulation or in the interpretation thereof (including but not limited to the enactment or imminent enactment of any legislation, the publication of any judicial decisions, regulatory rulings, regulatory procedures, or notices or announcements (including notices or announcements of intent to adopt such procedures or regulations), or a change in the official position or the interpretation of any law or regulation by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such change is made known) shall have occurred after May ___, 1995, and that the Company or American General shall have received an opinion of nationally recognized independent legal counsel experienced in such matters that, as a result of such change, there exists more than an insubstantial risk that (i) the Company will be subject to federal income tax with respect to the interest received on the Series A Debentures, (ii) American General will be precluded from deducting the interest paid on the Series A Debentures for federal income tax purposes or (iii) the Company will be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 "Trading Day" means, with respect to any security listed or admitted to trading on the NYSE, any day on which such securities are traded on the NYSE, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, in the over-the-counter market.

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         2. Designation. A total of 4,500,000 ___% Convertible Monthly Income
Preferred Securities, Series A (or up to 5,000,000 ___% Convertible Monthly Income Preferred Securities, Series A if and to the extent the over-allotment option granted by the Company to the related underwriters is exercised) with a liquidation preference of $50.00 per Preferred Security are hereby authorized and designated as "___% Convertible Monthly Income Preferred Securities, Series A" (collectively, the "Series A Preferred Securities").


         3. Voting. Except as otherwise provided in the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, the Agreement (including, without limitation, Section 8.1 thereof) or this Written Action, Preferred Members holding the Series A Preferred Securities shall have, with respect to such Series A Preferred Securities, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.


         4. Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Company out of funds legally available therefor, cumulative cash dividends at a rate per annum of ____% of the liquidation preference of $50.00 per Series A Preferred Security. The amount of dividends payable for a full monthly dividend period shall be computed on the basis of a 360-day year consisting of 12 months of 30 days each, and for any period shorter than a full monthly dividend period, shall be computed on the basis of the actual number of days elapsed in such period. Dividends shall accrue from ______________, 1995, and shall be payable in United States dollars monthly in arrears on the last day of each calendar month of each year, commencing June 30, 1995. Dividends shall accrue and be cumulative whether or not they have been earned or declared and whether or not there are funds of the Company legally available for the payment of dividends. Upon any dividend arrearages in respect of the Series A Preferred Securities, the Company shall declare and pay Additional Dividends in order to provide, in effect, monthly compounding on such dividend arrearages at a rate of ____% per annum compounded monthly and such Additional Dividends shall accumulate. In the event that any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.



                 (b) Dividends on the Series A Preferred Securities must be declared monthly and be paid on the last day of each calendar month (each a "Dividend Payment Date") to the extent that the Company has, on such date, (x) funds legally available for the payment of such dividends and (y) cash on hand sufficient to make such payments, it being understood that to the extent that funds are not available to pay in full all accumulated and unpaid dividends, the Company may pay partial dividends to the extent of funds legally available therefor. For purposes of this Section 4(b), net interest and investment income from Eligible Investments shall be considered funds available for the payment of dividends; provided, however, that the principal amount of Eligible Investments shall not be available as distributions, dividends or otherwise except in connection with a Liquidation


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Distribution pursuant to Section 15.4 of the Agreement. Dividends will be payable to the Holders as of the relevant record dates, which, if and so long as the Series A Preferred Securities are represented by one or more global certificates through the book-entry system of a Clearing Agency, will be one Business Day prior to the related Dividend Payment Dates. In the event that the Series A Preferred Securities shall not continue to be so represented, the Managing Member shall have the right to select relevant record dates that are more than one Business Day prior to the related Dividend Payment Dates. In addition, if American General has extended an interest payment period with respect to the Series A Debentures pursuant to the Indenture, thereby resulting in the deferral of the payment of dividends on the Series A Preferred Securities, the Managing Member shall notify the Holders in writing as to such extended interest payment period no later than the last date on which notice would be required to be given to the NYSE of the related record date or Dividend Payment Date.

                 (c) In the event of an election by a Holder to convert its Series A Preferred Securities through the Conversion Agent into American General Common Stock pursuant to Section 8 hereof, neither American General nor the Company shall make, or be required to make, any payment, allowance or adjustment with respect to accumulated and unpaid dividends, whether or not in arrears, on such converted Series A Preferred Securities, except that Holders at the close of business on a record date for the payment of dividends on the Series A Preferred Securities will be entitled to receive the dividend payable on such Series A Preferred Securities on the related Dividend Payment Date notwithstanding the conversion of such Series A Preferred Securities into American General Common Stock following such record date but prior to such Dividend Payment Date.

         5. Redemption and Exchange. (a) If at any time following the Conversion Expiration Date, less than ten percent (10%) of the aggregate number of Series A Preferred Securities issued hereunder remains outstanding, such Series A Preferred Securities shall be redeemable at the option of the Company (subject to the prior consent of American General), in whole but not in part, at a cash redemption price equal to the liquidation preference for such Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends, to the date fixed for redemption thereof (the "Redemption Price"). American General shall have the right to cause the Company to exercise such redemption option.

                 (b) Upon repayment by American General of the principal of the Series A Debentures at stated maturity, earlier redemption or otherwise, including as a result of the acceleration of the Series A Debentures upon the occurrence of an Event of Default under the Indenture with respect to the Series A Debentures, the Series A Preferred Securities shall be subject to mandatory redemption, in whole but not in part, by the Company, and the proceeds from such repayment shall be applied to redeem the Series A Preferred Securities at the Redemption Price (unless such proceeds are used to fund the aggregate Liquidation Distributions on the Series A Preferred Securities in connection with the liquidation, dissolution or winding-up of the Company). In case of such repayment, the Series A Preferred Securities will only be redeemed when repayment of the Series A Debentures has actually been received by the Company.

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                 (c) The Series A Preferred Securities shall be redeemable at the option of the Company (subject to the prior consent of American General), in whole or in part from time to time, on or after _____________, 2003 at the Redemption Price. The Company may not redeem the Series A Preferred Securities in part unless all accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends, have been paid in full on all Series A Preferred Securities for all monthly dividend periods terminating on or prior to the date of redemption. American General shall have the right to cause the Company to exercise such redemption option.

                 (d) At any time after the occurrence of a Tax Event or an Investment Company Event, the Company (subject to the prior consent of American General) may exchange, in whole but not in part, the Series A Preferred Securities for Series A Debentures having an aggregate principal amount and accrued and unpaid interest equal to the Redemption Price. Upon any such exchange, American General will use its best efforts to have the Series A Debentures listed on the NYSE or, if the Series A Preferred Securities are not then listed on the NYSE, such other exchange on which the Series A Preferred Securities may then be listed. American General shall have the right to cause the Company to exercise its right to effect any such exchange for Series A Debentures.

                 (e) Subject to applicable law, American General or its subsidiaries may at any time and from time to time purchase outstanding Series A Preferred Securities by tender, in the open market or otherwise.

         6. Redemption and Exchange Procedures. (a) Notice of any redemption (optional or mandatory) of the Series A Preferred Securities (a "Notice of Redemption") and notice of any exchange of the Series A Preferred Securities for Series A Debentures (a "Notice of Exchange") shall be irrevocable and shall be given by the Company by mail not fewer than 30 nor more than 60 calendar days prior to the date fixed for redemption or exchange thereof to American General and (i) with respect to a Notice of Redemption, to each Holder of Series A Preferred Securities that are being redeemed and (ii) with respect to a Notice of Exchange, to each Holder of Series A Preferred Securities. For purposes of the calculation of the date of redemption or exchange and the dates on which notices are given pursuant to this Section 6(a), a Notice of Redemption or Notice of Exchange shall be deemed to be given on the day such notice is first mailed by first-class mail, postage prepaid, to each appropriate Holder of Series A Preferred Securities. A Notice of Redemption or Notice of Exchange shall be addressed to each appropriate Holder of Series A Preferred Securities at the address of such Holder appearing in the books and records of the Company. If all of the Series A Preferred Securities are represented by Book-Entry Interests, Notices of Redemption or Notices of Exchange shall be sent to the Clearing Agency. No defect in the Notice of Redemption or Notice of Exchange or in the mailing thereof with respect to any Series A Preferred Security shall affect the validity of the redemption or exchange proceedings with respect to any other Series A Preferred Security.

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                 (b) If the Company issues a Notice of Redemption, then, by
12:00 noon, New York time, on the date fixed for redemption, American General will repay to the Company an aggregate principal amount of the Series A Debentures, which, together with accrued and unpaid interest thereon, will be an amount sufficient to pay the Redemption Price for the Series A Preferred Securities to be redeemed. If the Series A Preferred Securities are represented by Book-Entry Interests, the Company shall irrevocably deposit such funds on the date fixed for redemption with the Clearing Agency and give the Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Series A Preferred Securities to be redeemed, and if the Series A Preferred Securities are not represented by Book-Entry Interests, the Company shall irrevocably deposit such funds with the paying agent for the Series A Preferred Securities and give such paying agent such irrevocable instructions and authority to pay the Redemption Price to the Holders of the Series A Preferred Securities to be redeemed. If a Notice of Redemption shall have been given and funds irrevocably deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the Holders of such Series A Preferred Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price, but without additional interest from and after such redemption date. In the event that any date fixed for redemption of Series A Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price is improperly withheld or refused and not paid either by the Company or by American General (pursuant to the Guarantee), dividends on the Series A Preferred Securities called for redemption (including any Additional Dividends) will continue to accumulate at the then applicable rate, from the original redemption date to the date that the Redemption Price is actually paid and the Holders of such Series A Preferred Securities may exercise all of their rights as Holders thereof.

                 (c) If the Company issues a Notice of Exchange, then following the date fixed for the exchange of Series A Preferred Securities for Series A Debentures (as set forth in the Notice of Exchange), (i) the Series A Preferred Securities will no longer be deemed to be outstanding, (ii) certificates representing Series A Debentures will be issued to holders of certificates representing Series A Preferred Securities, upon surrender of such certificates to the Company or its agent for exchange, (iii) any certificates representing Series A Preferred Securities not so surrendered for exchange will be deemed to represent Series A Debentures having a principal amount and accrued and unpaid interest equal to the Redemption Price of such Series A Preferred Securities until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made with respect to such Series A Debentures) and (iv) all rights of Holders of Series A Preferred Securities will cease, except the right of such Holders to receive Series A Debentures upon surrender of certificates representing Series A Preferred Securities.

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


         7. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company (other than in connection with or after the exchange of the Series A Preferred Securities for the Series A Debentures as set forth in Section 5(d) or for American General Preferred Stock as set forth in Section 9), the Holders of Series A Preferred Securities then outstanding will be entitled to receive out of the assets of the Company (including any Eligible Investments or amounts deposited in the Eligible Investment Account) legally available for distribution to Members, after satisfaction of liabilities of creditors as required by the Delaware Act but before any distribution of assets is made with respect to any Interest in the Company ranking junior to the Series A Preferred Securities as to the distribution of assets upon such liquidation, dissolution or winding-up of the Company, but together with Preferred Members holding Preferred Securities or any other Interests in the Company then outstanding ranking pari passu with the Series A Preferred Securities as to the distribution of assets upon such liquidation, dissolution or winding-up of the Company, an amount equal to the aggregate of the liquidation preference of $50.00 per Series A Preferred Security plus all accumulated and unpaid Dividends (whether or not earned or declared), including any Additional Dividends, to the date of payment (the "Liquidation Distribution"). A merger, consolidation, replacement, conveyance, transfer or lease in accordance with the provisions of Section 2.8 of the Agreement shall not be deemed to be a liquidation, dissolution or winding-up of the Company for purposes of this Section 7.


         8. Conversion Rights. The Holders of Series A Preferred Securities shall have the right, at their option, at any time before the close of business on the Conversion Expiration Date, to cause the Conversion Agent to convert Series A Preferred Securities, on behalf of the converting Holders, into shares of American General Common Stock in the manner described herein and subject to the following terms and conditions:


                 (a) The Series A Preferred Securities will be convertible at the office of the Conversion Agent into validly issued, fully paid and nonassessable shares of American General Common Stock pursuant to the Holder's direction to the Conversion Agent (i) to exchange such Series A Preferred Securities for a portion of the Series A Debentures theretofore held by the Company on the basis of one Series A Preferred Security per $50.00 principal amount of the Series A Debentures, and (ii) to immediately convert such amount of Series A Debentures into validly issued, fully paid and nonassessable shares of American General Common Stock at an initial conversion rate of ___ shares of American General Common Stock per $50.00 principal amount of Series A Debentures (equivalent to a conversion price of $______ per share of American General Common Stock), subject to those adjustments set forth in the terms of the Series A Debentures (as so adjusted, "Conversion Price").


                 (b) In order to convert Series A Preferred Securities into American General Common Stock as contemplated in Section 8(a) hereof, a Holder shall surrender the Series A Preferred Securities to be converted to the Conversion Agent, together with an irrevocable notice of conversion (i) setting forth the number of Series A Preferred Securities to be converted and the name or names, if other than the Holder, in which the shares of American General Common Stock and of any Series A Preferred Securities not to be so converted are to be issued (subject to compliance with applicable legal requirements if any of such certificates are to be issued in a name other than the name of the Holder), (ii) directing the Conversion Agent (a) to exchange such Series A Preferred Securities for a portion of the Series A Debentures held by the Company (at the rate of exchange specified in Section 8(a) hereof) and
(b) to immediately convert such Series A Debentures, on behalf of such Holder, into American General Common Stock (at the Conversion Price specified in Section 8(a) hereof) and (iii) setting forth the address or addresses to which such Holder wishes delivery to be made of such certificate or certificates for American General Common Stock to be issued upon such conversion (the "Notice of Conversion"). Holders may obtain copies of the required form of the Notice of Conversion from the Conversion Agent. If the Notice of Conversion is received by the Conversion Agent before the close of business on the Conversion Expiration Date, the Conversion Agent shall notify the Company of the Holder's election to exchange Series A Preferred Securities for a portion of the Series A Debentures held by the Company and the Company shall, upon receipt of such notice, deliver to the Conversion Agent the specified principal amount of Series A Debentures for conversion in accordance with this Section 8. The Conversion Agent shall thereupon notify American General of the Holder's election to convert such Series A Debentures into the specified number of shares of American General Common Stock. Series A Preferred Securities shall be deemed to have been converted immediately prior to the close of business on the day on which a Notice of Conversion relating to such Series A Preferred Securities is received by the Conversion Agent in accordance with the foregoing provision (the "Conversion Date"). The Person or Persons entitled to receive the American General Common Stock issuable upon conversion of the Series A Debentures shall be treated for all purposes as the record holder or holders of such American General Common Stock at such time. No fractional shares of American General Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash by American General as contemplated in
Section 8(e). As promptly as practicable on or after the Conversion Date, American General shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of American General Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fractional share of American General Common Stock, whereupon the Conversion Agent shall distribute such certificate or certificates and cash payment, if any, to the Person or Persons entitled to receive the same at the address or addresses specified in the Notice of Conversion.


                 (c) Each Holder of a Series A Preferred Security by his acceptance thereof appoints the transfer agent for the Series A Preferred Securities as "Conversion Agent" for the purpose of effecting the conversion of Series A Preferred Securities in accordance with this Section 8 and the exchange of Series A Preferred Securities for American General Preferred Stock in accordance with Section 9 hereof. In effecting the conversion and exchange transactions described in this Section 8 and Section 9 hereof, the Conversion Agent shall be acting as agent of the Holders of Series A Preferred Securities directing it to effect such conversion or exchange transactions. The Conversion Agent is hereby authorized (i) to exchange Series A Preferred Securities from time to time for Series A Debentures held by the Company in connection with the conversion or exchange of such Series A Preferred Securities in accordance with this Section 8 and Section 9 hereof, (ii) to

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


convert all or a portion of the Series A Debentures into American General Common Stock and thereupon to deliver such shares of American General Common Stock, all in accordance with the provisions of this Section 8, and to deliver to the Company a new Series A Debenture or Debentures for any resulting unconverted principal amount and (iii) to exchange all or a portion of the Series A Debentures for shares of American General Preferred Stock and thereupon to deliver such shares of American General Preferred Stock, all in accordance with the provisions of Section 9 hereof.


                 (d) (i) On and after ________________, ____, the Company shall have the right, at its option, to cause the conversion rights of Holders of the Series A Preferred Securities set forth in this Section 8 to expire if (x) the Company shall have paid in full all accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends, on all of the Series A Preferred Securities for all dividend periods terminating on or prior to such date and (y) for 20 Trading Days within any period of 30 consecutive Trading Days, including the last Trading Day of such period, the Current Market Price of the American General Common Stock on each of such 20 Trading Days shall have exceeded 120% of the Conversion Price in effect on such Trading Day. American General shall have the right to cause the Company to exercise such conversion expiration option.


                 (ii) In order to exercise its option to cause the conversion rights of Holders to expire, the Company must issue a press release for publication on the Dow Jones News Service or on a comparable news service (the "Press Release") prior to the opening of business on the second Trading Day after any period in which the conditions in Section 8(d)(i) have been met, which shall state that the Company has elected to exercise its right to extinguish the conversion rights of Holders of Series A Preferred Securities, specify the Conversion Expiration Date and provide the Conversion Price of the Series A Preferred Securities and the Current Market Price of the American General Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release. If the Company exercises the option described in this Section 8(d), the "Conversion Expiration Date" shall be the close of business on the Business Day selected by the Company which shall be not less than 30 or more than 60 calendar days after the date on which the Company issues the Press Release; provided, however, that if the Company does not exercise the option described in this
         Section 8(d), the "Conversion Expiration Date" with respect to any Series A Preferred Securities called for redemption shall be the close of business on the third Business Day prior to the scheduled date for redemption pursuant to Section 5 hereof, unless the Company defaults in making payment of the Redemption Price payable on redemption.


                 (iii) In addition to the Press Release, notice of the expiration of conversion rights of Holders of the Series A Preferred Securities (a "Notice of Conversion Expiration") must be given by the Company by first-class mail to each Holder of Series A Preferred Securities not more than four Business Days after the Company issues the Press Release. Each such mailed Notice of Conversion Expiration shall state: (1) the Conversion Expiration Date; (2) the Conversion Price of the Series A

         Preferred Securities and the Current Market Price of the American General Common Stock, in each case as of the close of business on the Trading Day next preceding the date of the Press Release; (3) the place or places at which a Notice of Conversion may be given and Series A Preferred Securities may be surrendered prior to the Conversion Expiration Date for certificates representing shares of American General Common Stock; and (4) such other information or instructions as the Company deems necessary or advisable to enable a Holder to exercise its conversion right hereunder. For purposes of the calculation of the Conversion Expiration Date and the dates on which notices are given pursuant to this Section 8(d)(iii), a Notice of Conversion Expiration shall be deemed to have been given on the day such notice is first mailed by first-class mail, postage prepaid, to each Holder of Series A Preferred Securities at the address of such Holder appearing in the books and records of the Company (whether or not any such Holder receives the Notice of Conversion Expiration). No defect in the Notice of Conversion Expiration or in the mailing thereof with respect to any Series A Preferred Security shall affect the validity of such notice with respect to any other Series A Preferred Security. As of the close of business on the Conversion Expiration Date, the Series A Preferred Securities shall be deemed to be non-convertible securities.



                 (e) No fractional shares of American General Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash (based on the Current Market Price of the American General Common Stock on the date on which the certificate or certificates for such shares of Series A Preferred Securities were duly surrendered for conversion, or, if such date is not a Trading Day for the American General Common Stock, on the next Trading Day) by American General to the Conversion Agent, which in turn will make such payment to the Holder or Holders of Series A Preferred Securities so converted.


                 (f) American General shall at all times reserve and keep available out of its authorized and unissued American General Common Stock, solely for issuance upon the conversion of the Series A Debentures, free from any preemptive or other similar rights, such number of shares of American General Common Stock as shall from time to time be issuable upon the conversion of all the Series A Debentures then outstanding. Notwithstanding the foregoing, American General shall be entitled to deliver upon conversion of Series A Debentures, shares of American General Common Stock reacquired and held in the treasury of American General (in lieu of the issuance of authorized and unissued shares of American General Common Stock), so long as any such treasury shares are free and clear of all liens, charges, claims, equities, security interests or encumbrances. Any shares of American General Common Stock issued and delivered upon conversion of the Series A Debentures and exchange of the Series A Preferred Securities shall be duly authorized, validly issued, fully paid and nonassessable. The Conversion Agent shall deliver the shares of American General Common Stock received upon conversion of the Series A Debentures and exchange of the Series A Preferred Securities to the converting Holder, free and clear of all liens, charges, claims, equities, security interests and encumbrances, except for United States withholding taxes. Each of American General and the Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the American General Common Stock (and all listing requirements of any stock exchange on which the American General Common Stock is then listed that are at the time applicable), in order to enable American General to lawfully issue and deliver such number of shares of American General Common Stock to the Conversion Agent as shall from time to time be sufficient to effect the conversion of all of the Series A Debentures and the Conversion Agent to lawfully deliver the American General Common Stock upon conversion of the Series A Preferred Securities to the Person or Persons entitled thereto.


                 (g) American General will pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of American General Common Stock upon conversion of Series A Debentures and exchange of the Series A Preferred Securities. American General shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of American General Common Stock in a name other than the name of any Holder of Series A Preferred Securities so converted, and no such issue or delivery shall be made unless and until the Holder requesting such conversion has paid to the Conversion Agent the amount of any such tax or has established to the satisfaction of the Conversion Agent that such tax has been paid or is not payable.


                 (h) Nothing in Section 8(g) shall limit the requirement of the Company or the Conversion Agent to withhold taxes pursuant to applicable law or otherwise require the Managing Member, the Company, American General or the Conversion Agent to pay any amounts on account of such withholdings.


         9. Optional Exchange For American General Preferred Stock. (a) Upon the occurrence of an Exchange Event, the Holders of a Majority in Liquidation Preference of the Series A Preferred Securities, voting at a meeting of Holders called for such purpose or by written consents, may, at their option, direct the Conversion Agent to (i) exchange all (but not less than all) of the Series A Preferred Securities then outstanding for Series A Debentures held by the Company at the rate of one Series A Preferred Security for each $50.00 principal amount of Series A Debentures, (ii) immediately exchange such Series A Debentures, on behalf of the Holders, for shares of American General Preferred Stock, at the Exchange Price and (iii) distribute such shares of American General Preferred Stock to the Holders. Upon receipt of such directions from such Holders (the "Notice of Exchange Election"), the Conversion Agent shall promptly notify the Company, American General and the trustee under the Indenture of an Exchange Election by delivering copies of the Notice of Exchange Election to such Persons. The Company, upon receipt of such Notice of Exchange Election, shall deliver the requisite principal amount of Series A Debentures to the Conversion Agent in exchange for the Series A Preferred Securities. American General, upon receipt of such Notice of Exchange Election, shall, in exchange for the corresponding principal amount of the Series A Debentures, issue certificates for the number of shares of American General Preferred Stock issuable at the Exchange Price in the names of the Holders of Series A Preferred Securities designated in such Notice of Exchange Election.

                 (b) The failure of the Holders of Series A Preferred Securities to receive, for 15 consecutive months, the full amount of dividends, including arrearages and any Additional Dividends, on the Series A Preferred Securities (including any such failure caused by an extension of an interest payment period on the Series A Debentures), shall constitute an "Exchange Event."

                 (c) As soon as practicable, but in no event later than 30 calendar days after the occurrence of an Exchange Event, the Managing Member shall, upon not less than 15 calendar days' written notice by first-class mail to the Holders of Series A Preferred Securities, convene a meeting of the Holders of the Series A Preferred Securities (an "Exchange Election Meeting") to determine whether to cause the Conversion Agent to exchange all of the Series A Preferred Securities then outstanding for the related portion of Series A Debentures held by the Company and immediately exchange such Series A Debentures, on behalf of the Holders, for shares of American General Preferred Stock in the manner set forth in Section 9(a) hereof. If the Managing Member fails to convene such Exchange Election Meeting within such 30-day period, the Holders of at least 10% in Liquidation Preference of the Series A Preferred Securities will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of the Holders of a Majority in Liquidation Preference of the Series A Preferred Securities at such Exchange Election Meeting or, in the absence of such meeting, upon receipt by the Company of written consents signed by the Holders of a Majority in Liquidation Preference of the Series A Preferred Securities, an election to exchange all outstanding Series A Preferred Securities on the basis set forth above (an "Exchange Election") will be deemed to have been made.

                 Holders, by becoming Members of the Company pursuant to Section
2.7 of the Agreement, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of Series A Preferred Securities for American General Preferred Stock pursuant to the terms set forth above.

                 (d) American General shall at all times reserve and keep available out of its authorized and unissued American General Preferred Stock, solely for issuance upon the exchange of Series A Debentures, free from any preemptive or other similar rights, such number of shares of American General Preferred Stock as shall from time to time be issuable upon the exchange of Series A Debentures pursuant to Section 9(a) hereof. Each of American General and the Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the American General Preferred Stock in order to enable American General to lawfully issue and deliver the American General Preferred Stock to the Conversion Agent upon exchange of the Series A Debentures and the Conversion Agent to lawfully deliver the American General Preferred Stock upon exchange of the Series A Preferred Securities to the Person or Persons entitled thereto. All shares of American General Preferred Stock issued upon exchange of Series A Debentures and the Series A Preferred Securities shall be duly authorized, validly issued and fully paid and non-assessable and the terms of the American General Preferred Stock shall be valid and binding on American General. American General will use its best efforts to have such shares of American General Preferred Stock listed on the NYSE or, if the Series A Preferred Securities are not then listed on the NYSE, such other exchange on which the Series A Preferred Securities may then be listed. The Conversion Agent shall deliver the certificates representing shares of American General Preferred Stock received upon exchange of the Series A Debentures and the Series A Preferred Securities to the exchanging Holder, free and clear of all liens, charges, claims, equities, security interests and encumbrances.

                 (e) American General will pay any and all stock transfer and documentary stamp taxes that may be payable in respect of the issue or delivery of shares of American General Preferred Stock upon exchange of the Series A Debentures and the Series A Preferred Securities. American General shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of American General Preferred Stock in a name other than the name of any Holder of Series A Preferred Securities so exchanged, and no such issue or delivery shall be made unless and until the Holder requesting such exchange has paid to the Conversion Agent the amount of any such tax or has established to the satisfaction of the Conversion Agent that such tax has been paid or is not payable.

                 (f) Series A Preferred Securities shall be deemed to have been exchanged immediately prior to the close of business on the day on which the Exchange Election is made. The Person or Persons entitled to receive the certificates representing shares of American General Preferred Stock issuable upon exchange of the Series A Debentures and the Series A Preferred Securities shall be treated for all purposes as the record holder or holders of such American General Preferred Stock at such time. As promptly as practicable on or after the date on which the Exchange Election is made, American General shall issue and deliver at the office of the Conversion Agent a certificate or certificates for the number of full shares of American General Preferred Stock issuable upon such exchange, whereupon the Conversion Agent shall promptly distribute such certificate or certificates to the Person or Persons entitled to receive the same.

                 (g) Nothing in Section 9(e) shall limit the requirement of the Company or the Conversion Agent to withhold any taxes as may be required by applicable law or otherwise require the Managing Member, the Company, American General or the Conversion Agent to pay any amounts on account of such withholdings.

         10. Sinking Fund. The Series A Preferred Securities shall not be subject to the operation of a retirement or sinking fund.

         11. Guarantee of Liabilities. It shall be a condition precedent to the issuance of the Series A Preferred Securities that American General execute and deliver to the Company the Guarantee, the Indenture and the Series A Debentures.

         12. Book-Entry-Only Issuance. (a) The Depository Trust Company, New York, New York ("DTC"), will initially act as the Clearing Agency. The Series A Preferred Securities will be issued only as fully-registered securities and will be initially registered in the name of Cede & Co. (DTC's partnership nominee).

                 (b) Redemption notices shall be sent to Cede & Co. or any successor thereof. If less than all of the Series A Preferred Securities are being redeemed, such securities shall be redeemed in accordance with DTC's then current practice.

                 (c) DTC may discontinue providing its services as Clearing Agency with respect to the Series A Preferred Securities by giving reasonable notice to the Company as provided in the agreement between the Company and DTC. Under such circumstances, if a successor Clearing Agency is not obtained, the Company at its expense shall cause certificates for Series A Preferred Securities to be printed and delivered as promptly as practicable. If an Event of Default occurs under the Indenture with respect to the Series A Debentures or if the Company (with the consent of American General) decides to discontinue use of the system of book-entry transfers through DTC (or a successor Clearing Agency), the Company at its expense shall cause certificates for Series A Preferred Securities to be printed and delivered to the beneficial owners of the Series A Preferred Securities as promptly as practicable.

                 (d) In the event that the Series A Preferred Securities do not remain in book-entry-only form, the following provisions will apply:

                 (i) Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of the Company, but upon payment (and/or the giving of such indemnity as the Company or the Managing Member may require) in respect of any tax or other governmental charges which may be imposed in connection therewith.

                 (ii) Exchanges of Series A Preferred Securities for Series A Debentures will be effected without charge by or on behalf of the Company, but upon payment (and/or the giving of such indemnity as the Company or the Managing Member may require) in respect of any tax or other governmental charges which may be imposed in connection with the issuance of any Series A Debenture in the name of any person other than the Holder of the Series A Preferred Security for which the Series A Debenture is being exchanged or for any reason other than such exchange.

                 (iii) The Company will not be required to register or cause to be registered the transfer of Series A Preferred Securities after such Series A Preferred Securities have been called for redemption or exchange.

         13. Registrar and Transfer Agent. The Company hereby appoints Chemical Mellon Shareholder Services, LLC as its initial registrar, transfer agent, paying agent and Conversion Agent for the Series A Preferred Securities. The Company may at any time designate an additional or substitute registrar, transfer agent, paying agent and Conversion Agent for the Series A Preferred Securities and shall promptly notify the Holders of the Series A Preferred Securities of any such designation.

         14. Governing Law. This Written Action shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

         IN WITNESS WHEREOF, the undersigned Managing Member of the Company has hereto set its hand as of the day and year first above written.

                                             AMERICAN GENERAL DELAWARE
                                              MANAGEMENT CORPORATION

                                             By:
                                                -----------------------
                                             Name:
                                             Title: